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EXHIBIT 11 - STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE


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
                                                            THREE MONTHS ENDED
                                                                 MARCH 31,
                                                          ------------------------
                                                             1997          1996
                                                             ----          ----
PRIMARY
Average shares outstanding...............................  15,125,581   11,245,078
Net effect of dilutive stock options --
  based on the treasury stock method using
  average market price...................................     349,419       94,534
                                                          -----------  -----------
Total....................................................  15,475,000   11,339,612
                                                          -----------  -----------
Net income............................................... $ 1,817,827  $   865,731
                                                          ===========  ===========
Per share amount......................................... $      0.12  $      0.08
                                                          ===========  ===========
FULLY DILUTED
Average shares outstanding...............................  15,125,581   11,245,078
Net effect of dilutive stock options -- based on the
  treasury stock method using the quarter-end market
  price if higher than average market price..............     349,419       94,534
                                                          -----------  -----------
Total....................................................  15,475,000   11,339,612
                                                          ===========  ===========
Net income............................................... $ 1,817,827  $   865,731
                                                          ===========  ===========
Per share amount......................................... $      0.12  $      0.08
                                                          ===========  ===========
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